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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                            TECUMSEH PRODUCTS COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (04-05)

                            TECUMSEH PRODUCTS COMPANY
                               100 EAST PATTERSON

                               TECUMSEH, MI 49286

                                 [TECUMSEH LOGO]

                                                                  March 24, 2006

Dear Shareholder:

      We cordially invite you to attend our 2006 annual meeting of shareholders next month in Tecumseh, Michigan.

      Only Class B shareholders will vote at the meeting. However, all shareholders are most welcome to attend. Starting today, we are sending the enclosed proxy statement to all our shareholders and a form of proxy to Class B shareholders only.

      If you are a Class B shareholder, your vote is very important. Even if you plan to attend in person, please complete and mail the enclosed proxy, or vote by telephone or on the Internet, at your earliest convenience. Thank you.

                                   Sincerely,

                                   /s/ Todd W. Herrick
                                   ---------------------------------------------
                                   Chairman of the Board of Directors,
                                   President and Chief Executive Officer

                            TECUMSEH PRODUCTS COMPANY
                               100 EAST PATTERSON
                               TECUMSEH, MI 49286

                                 [TECUMSEH LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

       Date:         Wednesday, April 26, 2006

       Time:         9:00 a.m.

       Location:     Tecumseh Country Club
                     Tecumseh, Michigan

                     From the center of Tecumseh, go north on the Tecumseh-Clinton Road about one mile to Burt Street. Turn right. Tecumseh Country Club is on the south side of Burt Street about one mile east of the Tecumseh-Clinton Road.

      The purposes of this year's annual meeting are:

      -    To elect directors for the following year.

      - To ratify the appointment of the accounting firm of PricewaterhouseCoopers LLP as independent accountants for the current year.

      -    To consider any other matters properly presented at the meeting.

      All shareholders are most welcome to attend the meeting, but only those who held Class B shares at the close of business on March 10, 2006 will be entitled to vote.

      If you are a Class B shareholder, you will find enclosed a form of proxy solicited by our Board of Directors. Whether or not you plan to attend the meeting, please take the time to vote by completing and mailing the enclosed proxy or by voting by telephone or on the Internet. Even if you sign a proxy or vote by telephone or on the Internet, you may still attend the meeting and vote in person. You may revoke your proxy any time before the voting begins.

      YOUR VOTE IS VERY IMPORTANT.

      Thank you.

                                      TECUMSEH PRODUCTS COMPANY

                                      Daryl P. McDonald
                                      General Counsel and Secretary

                                      March 24, 2006

                                 PROXY STATEMENT

      The Board of Directors of Tecumseh Products Company is soliciting proxies to vote Class B shares at our 2006 annual meeting of shareholders. This proxy statement contains information that may help you decide whether and how to vote.

      Please read this proxy statement carefully. Appendices A, B, C, and D contain important information about share ownership, executive compensation, market performance, and audit fees. Appendix E is a copy of our Audit Committee's charter. You can obtain more information about Tecumseh Products Company from our 2005 annual report to shareholders on Form 10-K and from the other public documents that we file with the SEC.

VOTING

      We have two classes of common stock: Class B, which has full voting rights, and Class A, which generally has no voting rights. Nothing on the agenda for this year's annual meeting will require a vote by Class A shareholders so we are only soliciting proxies from Class B shareholders.

      At the close of business on March 10, 2006 (the record date for the meeting), 5,077,746 Class B shares and 13,401,938 Class A shares were outstanding. As discussed in Appendix A under "5% Class B Shareholders," the 221,922 shares for which Brandes Investment Partners, L.P. and its affiliates reported having shared voting power are not entitled to vote, leaving 4,855,824 Class B shares entitled to vote at the meeting. To have a quorum, a majority of the outstanding Class B shares entitled to vote must be present at the meeting -- either in person or by proxy.

      Instead of signing and returning a proxy, if you hold your shares in your own name, you may vote by telephone or on the Internet by following the instructions attached to your proxy. If your shares are held through a broker, bank, or other nominee, you must contact the broker, bank, or other nominee to find out whether you will be able to vote by telephone or on the Internet.

      If you complete the enclosed proxy and return it before the meeting, or if you vote by telephone or on the Internet, the persons named will vote your shares as you specify.

      You may revoke a proxy any time before voting begins at the meeting. A later proxy by any means will cancel any earlier proxy. For example, if you vote by telephone and later vote differently on the Internet, the Internet vote will count, and the telephone vote will be canceled. If you wish to change your vote by mail, you should write our Secretary to request a new proxy. The last proxy we receive before the meeting will be the one we use. You also may change your vote by voting in person at the meeting.

PROPOSAL 1:
ELECTION OF DIRECTORS

ELECTION PROCEDURE

      Our bylaws authorize the Board of Directors to determine the number of directors that will make up the full board. Shareholders elected seven directors at last year's annual meeting.

      In February, J. Russell Fowler resigned from the board, and the board decreased the number of directors to six. In recognition of his nearly 40 years of distinguished service, the board appointed Mr. Fowler an honorary member of the board of directors. The board also authorized paying him the same compensation for his service as an honorary director as we pay other non-employee directors and reimbursing him for related travel expenses. Under our bylaws, an honorary member of the board of directors is entitled to attend meetings but has no vote.

      Later in February, Virginia A. Kamsky informed us that she did not wish to stand for reelection when her term as a director expires at this year's annual meeting. Ms. Kamsky decided that with her frequent travel to and from China and the increased demand for her to devote more time to her China-related activities, she could not give our board the time commitment it deserves on an ongoing basis.

      Effective at the expiration of Ms. Kamsky's term at this year's annual meeting, the board has determined to reduce the number of directors to five and, based on the Governance, Compensation, and Nominating Committee's recommendation, has nominated all of the remaining five incumbent directors for reelection.

      If you return a proxy or vote by telephone or on the Internet, your shares will be voted for all of the board's nominees or, if you specify otherwise, as you specify. If a nominee becomes unable to serve, which we do not expect to happen, your proxy will be voted for a substitute determined in the best judgment of the proxy holders.

      From the persons duly nominated, directors will be elected by plurality vote of the Class B shareholders present or represented at the meeting. This means that this year, regardless of the number of Class B shares not voted for a nominee, the nominees who receive the highest through fifth highest numbers of votes will be elected.

NOMINEES FOR DIRECTOR

      Todd W. Herrick (director since 1973, age 63). Chairman of the Board of Directors (since 2003), President, and Chief Executive Officer, Tecumseh Products Company. Mr. Herrick is a member of the Board of Directors of Comerica Incorporated and a member of the Boards of Trustees of Howe Military School and Herrick Foundation. He also is a member of the Advisory Boards to the School of Engineering of the University of Michigan and the School of Business of the University of Notre Dame. Mr. Herrick serves on our Pension and Investment Committee.

      Peter M. Banks (director since 1991, age 68). Independent business consultant (since 2005). President (2004 to 2005), Institute for the Future (non-profit technology forecasting and research organization); Partner (2000 to 2004), XR Ventures, L.L.C. (investments); Senior Executive (January 2000 to April 2000), Veridian Corporation (research and development); President and Chief Executive Officer (1997 to 2000), ERIM International, Inc. (research and development); President and Chief Executive Officer (1995 to 1997), Environmental Research Institute of Michigan (government research and development services); Professor and Dean of the College of Engineering (1990 to
1994), University of Michigan. Dr. Banks is a member of the Board of Directors of X-Rite Corp. He serves on our Audit and Pension and Investment Committees.

      Jon E. Barfield (director since 1993, age 54). Chairman, President, and Chief Executive Officer, The Bartech Group, Inc. (professional staffing, information technology, and outsourced vendor management services). Mr. Barfield is a member of the Boards of Directors of National City Corporation, CMS Energy Corporation, Granite Broadcasting Corporation, and BMC Software, Inc. He also is a Trustee Emeritus of Princeton University, a member of the Boards of Trustees of Kettering University and The Henry Ford, and a director of Blue Cross and Blue Shield of Michigan and Detroit Renaissance. He serves on our Governance, Compensation, and Nominating Committee and our Audit Committee.

      David M. Risley (director since 2003, age 61). Senior Vice President and Chief

Financial Officer (since 2001), La-Z-Boy Incorporated (residential furniture); self-employed consultant (2000 to 2001); Vice President Finance and Chief Financial Officer (1991 through 1999), Aeroquip-Vickers, Inc. (hydraulic pumps, motors, valves, hoses, and fittings for industrial, automotive, and aerospace markets and plastic components for automotive). Mr. Risley serves on our Audit, Pension and Investment, and Finance Committees.

      Albert A. Koch (Lead Director, director since 2004, age 63). Managing Director (since 1995) of AlixPartners, LLC (corporate turnaround, performance improvement and financial advisory services); Managing Director (since 2002) of Questor Management Co. (private-equity firm); Chairman, President, and Chief Executive Officer (since 2004) of Polar Corporation (provider of tank trailers, light-duty trailer parts, and tank trailer repair and maintenance services); interim President and Chief Executive Officer (2003 to 2004) of Champion Enterprises Inc. (manufactured homes); interim Chief Financial Officer (2002 to
2004) of Kmart Corporation (retailing). As our Lead Director, Mr. Koch is responsible for calling, establishing agendas for, and moderating executive sessions of independent directors. He also serves on our Governance, Compensation, and Nominating Committee and our Pension and Investment and Finance Committees.

RECOMMENDATION OF THE BOARD

      OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE NOMINEES NAMED ABOVE.

DIRECTOR COMPENSATION AND SHARE OWNERSHIP

      Cash Compensation

      We do not pay employees any separate compensation for serving as directors. We pay all other directors a monthly retainer ($2,800 for the Chair of our Audit Committee, $2,700 for the Chair of our Governance, Compensation, and Nominating Committee, and $2,500 for all others), a $1,500 fee for each board meeting attended, and a $1,200 fee ($1,400 for committee chairs) for each committee meeting attended. We also reimburse our directors for travel expenses.

      Phantom Share Awards

      Our non-employee directors are eligible for phantom share awards under our Director Retention Phantom Share Plan, which is administered by the Governance, Compensation, and Nominating Committee. Under the plan, each non-employee director receives an annual award denominated in phantom Class A shares. The minimum award is $5,000, and the maximum is 100% of the director's annual retainer fee. The Board of Directors makes the awards at its organizational meeting following each annual meeting of shareholders on the basis of our actual return on equity for the preceding year as compared to a target established by the committee for that year. We credit awards to directors' accounts, together with deemed dividends on the phantom shares in the accounts. Subject to some limitations, the plan provides that one-half of each award will be paid out three years after grant and the other half five years after grant, except that if a director leaves the board, or if there is a "change in control" of Tecumseh Products Company, we will pay the director cash in an amount equal to the fair market value of the phantom shares in his or her account at that time. We compute all dollar amounts using the average of the high and low sales prices of our Class A shares on the Nasdaq Stock Market on the date of computation.

      In 2005, based on our return on equity for 2004, non-employee directors received no phantom share awards, and in 2006, based on our return on equity for 2005, they will receive only the $5,000 minimum awards.

      Deferred Compensation Plan

      Our non-employee directors can elect to defer receipt of a portion of their retainers and meeting fees under our Outside Directors' Voluntary Deferred Compensation Plan. The plan provides that deferred amounts are to be recorded in bookkeeping accounts we maintain and that the amount in each account will be adjusted from time to time to reflect the results of a hypothetical investment in our Class A shares or based on the current yield of the Dow Jones Corporate Bond Index, as selected by the director. Amounts payable to directors under the plan are general unsecured claims against the company.

      Share Ownership Policies

      We have adopted share ownership policies that require each non-employee director to achieve ownership of at least $50,000 worth of Tecumseh shares. Current directors must attain this ownership level by 2010, and future directors must do so within five years after they join our board.

DIRECTOR INDEPENDENCE

      All directors other than Mr. Herrick, including all members of the Audit Committee and the Governance, Compensation, and Nominating Committee, are independent within the meaning of the applicable NASDAQ rules. Mr. Koch is not a director, executive officer, or equity owner of his employer, AlixPartners, LLC, and we do not believe that our service contracts with AlixPartners and its affiliate interfere with his exercise of independent judgment.

DIRECTORS' AND COMMITTEE MEETINGS

      We held twelve board meetings during 2005. The Audit Committee met nine times, and the Governance, Compensation, and Nominating Committee met three times.

      Each incumbent director attended at least 75% of the total of all board meetings and all meetings of board committees on which he or she served that were held during his or her period of service, except that Ms. Kamsky attended 68% of the meetings applicable to her.

AUDIT COMMITTEE

      The board has adopted a written charter specifying the powers and duties of the Audit Committee. A copy is attached as an appendix.

      The Board of Directors has determined that the chairman of the committee, David M. Risley, is an audit committee financial expert, as defined in the SEC's rules. Mr. Risley and all of the other committee members are independent, as independence is defined in the applicable SEC rules.

AUDIT COMMITTEE REPORT

      Our committee oversees Tecumseh Products Company's financial reporting process on behalf of the Board of Directors and is comprised of outside directors who are independent within the meaning of, and meet the experience requirements of, the applicable rules of the NASD. Management has primary responsibility for the financial statements, reporting processes, and system of internal controls. In fulfilling our oversight responsibilities, we reviewed the audited financial statements for the fiscal year ended December 31, 2005 and discussed them with management, including a discussion of the quality, not just the acceptability, of the accounting principles, reasonableness of significant judgments, and clarity of disclosures in the financial statements.

      In performing our oversight function, we also discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU

Section 380), as amended, and considered whether their provision of non-audit services is compatible with maintaining their independence. In addition, we received from the independent accountants the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed their independence with them.

      In reliance on the reviews and discussions referred to above and such other considerations as we determined to be appropriate, we recommended to the Board of Directors (and the board approved) that the audited financial statements for the fiscal year ended December 31, 2005 be included in the annual report to shareholders and Form 10-K for that year.

      Ms. Kamsky was a member of our committee until April 2005. All other members served throughout the year. Mr. Fowler was a member until his resignation from the board in February 2006.

      Presented by the members of the Audit Committee of the Board of Directors

          David M. Risley, Chairman
          Jon E. Barfield
          Peter M. Banks

GOVERNANCE, COMPENSATION, AND NOMINATING COMMITTEE

      The overall mission of the Governance, Compensation, and Nominating Committee is to assist the board in conducting our business successfully so as to maximize long-term benefits to shareholders, including optimizing long-term financial success. Its functions include:

      - Actively developing and recommending to the board strategies for achieving those goals.

      - Monitoring and reporting to the board on the effectiveness of management policies and decisions.

      - Annually reporting to the board the committee's assessment of the board's performance in light of the objectives described above.

      - Annually reviewing with the board the appropriate skills and characteristics required of board members in the context of the then current composition and needs of the board, including issues of diversity, age, and skills.

      - Making recommendations to the Board of Directors concerning candidates for nomination to the board.

      - Reviewing our policies for compensating outside directors and, if appropriate, making recommendations for changes.

      - Annually fixing the salaries of our Chief Executive Officer and other executive officers, considering, developing, reviewing, and making recommendations about programs for annual and long-term incentive compensation for those executives and for other key employees, and administering those programs, including our Management Incentive Plan and our Director Retention Phantom Stock Plan.

      The board has adopted a written charter for the committee, a current copy of which is available to security holders at the Investor Relations section of our website at www.tecumseh.com.

DIRECTOR NOMINATIONS

      One function of the Governance, Compensation, and Nominating Committee is to make recommendations on nominations for the Board of Directors.

      The committee will consider shareholder suggestions for nominees for director (other than self-nominations). If you wish to make a suggestion, you should submit it in writing to Daryl P. McDonald, General Counsel & Secretary, Tecumseh Products Company, 100 E. Patterson Street, Tecumseh, Michigan 49286. The committee will consider suggestions received before December 31, 2006 before we mail the proxy materials for next year's annual meeting.

      In the past, the committee has identified potential nominees through recommendations made by executive officers and non-management directors and has evaluated them based on their resumes and through references and personal interviews. No shareholder other than an officer or director has ever submitted a suggestion for a nominee, but if the committee were to receive such a suggestion, it expects it would evaluate that potential nominee in substantially the same manner.

REPORT ON EXECUTIVE COMPENSATION

      Compensation Philosophy and Objectives

      We follow a "pay for performance" philosophy designed to accomplish three primary objectives:

- Encouraging teamwork among members of management and excellence in the performance of individual responsibilities.

- Aligning the interests of key managers with the interests of shareholders by offering an incentive compensation vehicle that is based on growth in return on equity and shareholder value.

-     Attracting, rewarding, and retaining strong management.

      Our "pay for performance" strategy is intended to enhance shareholder value:

- In the short term, by focusing management's attention on return on equity, cash return on assets, and other measures of current financial performance so as to challenge each business group to achieve and maintain positions of market leadership, to reduce costs where appropriate, and to continually seek to maintain and enhance Tecumseh Products Company's reputation for excellence in product quality and customer service.

- In the longer term, by causing a substantial portion of each executive's potential compensation to be directly tied to market performance of the Class A shares.

      Management Incentive Plan Awards

      The principal tool for implementing our "pay for performance" philosophy is the Management Incentive Plan, which covered 70 key executives for 2005, including all executive officers. (We also have a plan for awarding annual cash bonuses based on similar performance criteria, which covers lower level management employees.) The Management Incentive Plan is structured to provide both a short-term incentive tied to achievement of company-wide and business unit annual performance goals and a long-term incentive tied to the market performance of the Class A shares.

      Some plan awards we granted in the past were payable in cash, and the remainder were denominated in phantom stock units considered for record keeping purposes as equivalents to Class A shares and valued accordingly. Phantom stock units granted under past awards vest after a specified number of years. Except in cases of earlier employment termination due to death, disability, or retirement, or in the event of a "change in control" (as defined in the plan), unless our committee decides otherwise, these phantom stock units are subject to forfeiture if the grantee does not remain with us until the units vest. As cash dividends are paid on Class A shares, additional phantom stock units (also subject to forfeiture), equal in value to the dividends paid, are credited to employee accounts under the plan. Thus, the potential payout on an award, although payable only in cash, is tied directly to the market value performance of Class A shares over the specified periods. For purposes of computations under the plan, units are valued at the average of the closing prices for the Class A shares on the first trading day of the month over the eleven months preceding the valuation date rather than by the method required by the SEC for the Summary Compensation Table.

      The Management Incentive Plan authorizes us to determine the amounts of awards granted, subject to a limitation setting the maximum number of units awardable during a given year at 2% of the number of Class A shares outstanding at the end of the year, and to establish criteria under which otherwise eligible employees may receive awards. We think the plan's purposes are best served by basing awards on the achievement of objective, verifiable performance goals. Accordingly, before or early in each year, we establish objective company-wide and business group performance criteria, and after year-end we use actual performance, measured against these criteria, as the basis for granting awards for that year.

      For 2005, the company-wide criteria established for the Corporate Office Group, which includes Todd W. Herrick, James S. Nicholson, Michael R. Forman, and Kent B. Herrick, related to return on equity, both in absolute terms and in relation to historical performance. The same company-wide return on equity criteria also applied to our business units, and additional group criteria relating to cash return on assets (both absolute and relative to prior performance) also were established for each business unit. Under the plan as implemented for 2005, depending on the extent to which actual return on equity for that year (and, for employees in a business unit, the extent to which the unit's actual cash return on assets for the year) fell within or exceeded our pre-approved ranges, each covered employee could have received an award of up to 80% of his or her 2005 salary.

      Applying the criteria we established at the beginning of the year to these measures of actual 2005 performance resulted in no plan awards for our executive officers. We believe that result was appropriate in view of last year's performance and that the plan is continuing to function as intended.

      Salaries

      In keeping with our "pay for performance" philosophy, we believe executive officers should receive salaries that are reasonable, but modest, in light of their experience, skills, and responsibilities, and that the opportunity to achieve significantly greater total compensation should be tied to Tecumseh Products Company's short- and long-term performance through the potential for awards under the Management Incentive Plan. When we considered 2005 executive salaries, it was our shared perception, based on our general business knowledge and without review of any data specifically collected by us for that purpose, that existing salary levels for the CEO and our other executive officers were too low given their responsibilities. Fiscal 2004 performance also was a factor, but not a controlling factor, in our decisions on 2005 salaries, due to our belief that short-term performance generally is not appropriate for consideration with respect to that form of compensation. In our salary deliberations, we considered the CEO's recommendations for increases for other executive officers and his strong recommendation that his own salary not be increased in light of 2004 performance. Based on these considerations, we decided to establish the 2005 salary for each executive officer named in the Summary Compensation Table at the level reported in the table. Except as described above, we made our 2005 salary determinations on the same basis for all executive officers named in the Summary Compensation Table.

      Concluding Observations

      We expect to continue our "pay for performance" strategy for the foreseeable future. We intend to continue to closely monitor the impact of compensation philosophy on financial performance and shareholder value and to consider additional ways in which current plans and policies might be improved.

      Section 162(m) of the Internal Revenue Code generally prohibits the deduction of certain compensation in excess of $1 million per year paid by a publicly-held corporation to any individual named in the corporation's summary compensation table for the year. The compensation paid to each of our executive officers was well below $1 million for 2005, and we expect the same will be true for the current year. Therefore, we have decided to defer consideration of any compensation policies related to Section 162(m) for the present.

      Peter M. Banks left our committee in April 2005 and did not take part in our determination that executive officers were not entitled to Management Incentive Plan awards for 2005. J. Russell Fowler was a committee member until his resignation from the board in February 2006.

      Presented by the members of the Governance, Compensation, and Nominating Committee of the Board of Directors

              Jon E. Barfield, Chairman
              Albert A. Koch
              Virginia A. Kamsky

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Peter M. Banks served on our Governance, Compensation, and Nominating Committee until April 2005. J. Russell Fowler was a committee member until his resignation from the board in February 2006. Except for those changes, all current members have served continuously on the committee performing compensation functions throughout the period covered by the Report on Executive Compensation. No one who served on the committee is or ever has been an officer or employee of Tecumseh Products Company or any of its subsidiaries.

PROPOSAL 2:
RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

      PricewaterhouseCoopers LLP were our independent accountants for the fiscal year ended December 31, 2005, and the Audit Committee has selected the same firm as our independent accountants for the fiscal year ending December 31, 2006. As a matter of good corporate governance, the Audit Committee has determined to submit its selection to shareholders for ratification. In the event the committee's selection is not ratified by a majority of the Class B common shares present or represented at the meeting, we will ask the Audit Committee to reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may select a different public accounting firm at any time during the year if it determines that such a change would be in the best interests of Tecumseh Products Company and its shareholders.

ATTENDANCE AT ANNUAL MEETING

      A representative of PricewaterhouseCoopers LLP will be present at the annual meeting and available to respond to appropriate questions from shareholders. The representative will have an opportunity to make a statement if he or she so desires.

AUDIT AND NON-AUDIT FEES

      Please see Appendix D for information about the fees billed by our principal accountants for each of the last two fiscal years.

RECOMMENDATION OF THE BOARD

      OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT ACCOUNTANTS FOR 2006.

COMMUNICATIONS WITH BOARD OF DIRECTORS

      You can find information about sending communications to our Board of Directors at the Investor Relations section of our website at www.tecumseh.com.

      We encourage our directors to attend our annual meetings of shareholders. All of the directors who held office at that time attended last year's meeting.

OTHER MATTERS

      We know of no business to be acted on at the annual meeting other than the matters listed in the accompanying notice. If any other matter does properly come before the meeting, the proxy holders will vote on it in accordance with their judgment.

SHAREHOLDER PROPOSALS IN OUR 2007 PROXY STATEMENT

      In order for shareholder proposals for the 2007 annual meeting of shareholders to be eligible to be included in our proxy statement, they must be received at our principal office no later than November 24, 2006. We retain the right to omit any proposal if it does not satisfy the requirements of SEC Rule 14a-8.

ADVANCE NOTICE REQUIREMENTS

      Our bylaws contain advance notice procedures which a shareholder must follow to nominate a person for election to our board or to present any other proposal at an annual meeting of shareholders. In general, these provisions require notice of a nomination or other proposal expected to be made at an annual meeting to be in writing, to contain specified information about the nominee or other proposal and the shareholder proponent, and to be delivered or sent by first class U.S. mail to our Secretary and received at our principal office.

      Except when an annual meeting is called for a date that is not within 20 days before or after the first anniversary of the prior year's annual meeting (in which case other time limits apply), we must receive the nomination or proposal no later than 60 days nor earlier than 90 days before the first anniversary of the prior year's annual meeting. This means that any nomination or proposal for next year's annual meeting must be received no later than February 25, 2007 and no earlier than January 26, 2007.

      Management proxies for the 2007 annual meeting may confer discretionary authority to vote on an untimely proposal without express direction from shareholders giving the proxies.

PROXY SOLICITATION EXPENSES

      We will pay the expenses of this solicitation. We have engaged Georgeson Shareholder Communications Inc. to assist in soliciting proxies, for which we will pay approximately $8,500 plus out-of-pocket expenses. We also may pay brokers, nominees, fiduciaries, custodians, and other organizations performing similar functions their reasonable expenses for sending proxy material to principals and obtaining their instructions. In addition to solicitation by mail, our directors, officers, and employees may solicit proxies in person or by telephone, fax, or similar means.

      YOUR VOTE IS VERY IMPORTANT.

      If you are a Class B shareholder, please complete and return the enclosed proxy, or vote by telephone or on the Internet, as soon as possible, even if you currently plan to attend the annual meeting in person.

By Order of the Board of Directors,

Daryl P. McDonald
General Counsel and Secretary

Tecumseh, Michigan
March 24, 2006

                                   APPENDIX A
                                 SHARE OWNERSHIP

5% CLASS B SHAREHOLDERS

      This table shows the Class B shares held by persons we know to be beneficial owners of more than 5% of the class. We obtained the information about Comerica Bank, Brandes Investment Partners, L.P., Franklin Resources, Inc., and Donald Smith & Co., Inc. (which is as of December 31, 2005) from the Schedules 13G they filed with the SEC. The other information is as of March 10, 2006.

                                               Amount and Nature of Beneficial Ownership
                                      ---------------------------------------------------------
                                         Sole            Sole          Shared          Shared
                                        Voting        Investment       Voting        Investment                   Percent
                                        Power           Power          Power           Power       Total         of Class
                                      ----------     -----------     ----------     -----------   ----------     --------
Herrick Foundation
150 W. Jefferson
Suite 2500
Detroit, MI 48226                      1,313,025       1,313,025                                   1,313,025         25.9%
Todd W. Herrick
Tecumseh Products Co.
100 E. Patterson St.
Tecumseh, MI 49286                        21,906          21,906      1,385,575       1,385,575    1,407,481         27.7%
Comerica Bank
One Detroit Center
Detroit, MI 48275                          5,100           6,090     1,239,3699       1,238,379    1,244,469         24.5%
Michael A. Indenbaum
150 W. Jefferson
Suite 2500
Detroit, MI 48226                                                       888,113         888,113      888,113         17.5%
Brandes Investment Partners, L.P.
11988 El Camino Real
Suite 500
San Diego, CA 92130                                                     221,922         658,196      658,196         13.0%
Franklin Resources, Inc.
One Franklin Parkway
San Mateo, CA 94403                      322,799         322,799                                     322,799          6.4%
Donald Smith & Co., Inc.
152 W. 57th St.
New York, NY 10019                       256,761         276,261                                     276,261          5.4%

      Todd W. Herrick, who is an executive officer, director, and nominee for director, Kent B. Herrick, who is an executive officer, and Michael A. Indenbaum, a principal in Miller, Canfield, Paddock and Stone, P.L.C., are the members of the Board of Trustees of Herrick Foundation.

      The shares for which Mr. Indenbaum is shown as having shared voting and investment power are held as a trustee of family trusts for the benefit of Todd
W. Herrick, Mr. Herrick's
sister, and their descendants. Comerica Bank's shares include shares it held on the date of its Schedule 13G as a trustee of the Herrick family trusts and of other trusts.

      Of the shares for which Todd W. Herrick is shown as having shared voting and investment power, 72,550 are held as a member of the Board of Trustees of Howe Military School and 1,313,025 are held as a member of the Board of Trustees of Herrick Foundation.

      The Schedule 13G filed by Brandes Investment Partners, L.P. was a joint filing with its affiliates, Brandes Investment Partners, Inc., Brandes Worldwide Holdings, L.P., Charles H. Brandes, Glenn R. Carlson, and Jeffrey A. Busby. Under a provision of our articles of incorporation dealing with persons who acquire more than 10% of the outstanding Class B shares, Brandes Investment Partners, L.P. and its affiliates are not entitled to vote the shares over which they have shared voting power.

      The Schedule 13G filed by Franklin Resources, Inc. was a joint filing with its affiliates, Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Advisory Services, LLC.

MANAGEMENT'S BENEFICIAL OWNERSHIP

                                                              Shares Beneficially Owned as of March 10, 2006
                                             ---------------------------------------------------------------------------
                                                              Sole Voting
                                                 Class of     Investment    Shared Voting and
                                                  Common        and          Investment
                                                  Stock        Power           Power               Total      Percentage
                                             -------------    -----------   -----------------    ----------   ----------
                                             Class B . . .        600                   -0-             600            *
Peter M. Banks                               Class A . . .        -0-                   -0-             -0-          -0-
                                             Class B . . .        -0-                   -0-             -0-          -0-
Jon E. Barfield                              Class A . . .        659                   -0-             659            *
                                             Class B . . .     21,906             1,385,575       1,407,481         27.7%
Todd W. Herrick                              Class A . . .        -0-               454,324         454,324          3.4%
                                             Class B . . .        -0-                   -0-             -0-          -0-
Virginia A. Kamsky                           Class A . . .        -0-                   -0-             -0-          -0-
                                             Class B . . .        -0-                   -0-             -0-          -0-
Albert A. Koch                               Class A . . .      1,100                   -0-           1,100            *
                                             Class B . . .        -0-                   -0-             -0-          -0-
David M. Risley                              Class A . . .      1,200                   -0-           1,200            *
                                             Class B . . .        100                   -0-             100            *
James S. Nicholson                           Class A . . .        -0-                   -0-             -0-          -0-
                                             Class B . . .        -0-                   -0-             -0-          -0-
Michael R. Forman                            Class A . . .        -0-                   -0-             -0-          -0-
                                             Class B . . .        -0-                   -0-             -0-          -0-
Kent B. Herrick                              Class A . . .      2,000                   -0-           2,000            *
All current directors and current executive  Class B . . .     22,606             1,385,575       1,408,181         27.7%
officers as a group (11 persons)             Class A . . .      4,959               454,324         459,283          3.4%


* less than 1%

      Herrick Foundation, of which Todd W. Herrick is one of the three co-trustees, owns 1,313,025 Class B shares and 351,347 Class A shares. The shared voting and investment power column includes those shares for Mr. Herrick. He disclaims beneficial ownership of Herrick Foundation's shares.

      Todd W. Herrick is a member of the Board of Trustees of Howe Military School, which owns 72,550 Class B shares and 102,977 Class A shares. The shared voting and investment power column includes those shares for Mr. Herrick. He disclaims beneficial ownership of Howe Military School's shares.

      In addition to the shares shown in the chart, Todd W. Herrick is an income beneficiary of trusts that hold 444,057 Class B shares and 227,221 Class A shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Directors, certain officers, and beneficial owners of more than 10% of the Class B shares are required to file reports about their ownership of our equity securities under Section 16(a) of the Securities Exchange Act of 1934 and to provide copies of the reports to us. Based on the copies we received and on written representations from the persons we know are subject to these requirements, we believe all 2005 filing requirements were met.

                                   APPENDIX B
                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      This table provides compensation information for our Chief Executive Officer and each other person who served as an executive officer at any time during 2005 and whose total salary and bonus for that year exceeded $100,000.

                                                                Annual
                                                             Compensation
                                                             ------------
                    Name and                                                   All Other
               Principal Position                   Year        Salary        Compensation
-----------------------------------------------    ------    ------------    -------------
Todd W. Herrick                                     2005       $475,000        $7,000
    President & Chief Executive Officer             2004        475,000         5,754
                                                    2003        475,000         5,081
James S. Nicholson                                  2005       $240,000        $6,900
    Vice-President, Treasurer & Chief Financial     2004        180,000         5,247
    Officer (executive officer since Mar. 31,
    2004)

Michael R. Forman                                   2005       $131,000        $5,773
    Vice-President & Director of Corporate          2004        128,000         4,303
    Human Resources                                 2003        125,000         3,615
Kent B. Herrick                                     2005       $110,000        $3,162
    Vice President of Global Business
    Development (executive officer since Jan.
    1, 2005)

      Kent B. Herrick is Todd W. Herrick's son.

      Salary includes any amounts deferred at the officer's election and contributed on his behalf to our Retirement Savings Plan (a 401(k) plan).

      None of our named executive officers received any awards under the Management Incentive Plan for the years shown in the table. As of December 31, 2005, our named executives held phantom stock units under the plan (valued based on the Class A share closing price on the Nasdaq Stock Market on the last trading day of 2005) as follows:

      -     Todd W. Herrick -- 234.80 share units valued at $5,391

      -     James S. Nicholson --69.20 share units valued at $1,589

      -     Michael R. Forman -- 59.31 share units valued at $1,362

      -     Kent B. Herrick -- 72.96 share units valued at $1,675

      Amounts shown under "All Other Compensation" are matching contributions to the Retirement Savings Plan.

RETIREMENT PLANS

      Our retirement plan, which is a broad-based defined benefit and (since
1985) noncontributory plan, and our supplemental retirement plan, which covers certain executives, provide benefits in the event of normal (i.e., at age 65), early, deferred, or disability retirement. Upon a participant's death, these plans provide a surviving spouse pension and a refund of any pre-1985 employee contributions. Participants are vested after five years of credited service. As of January 1, 2006, our executives named in the Summary Compensation Table had the following years of credited service:

      -     Todd W. Herrick -- 41.5 years

      -     James S. Nicholson -- 3.9 years

      -     Michael R. Forman -- 15.9 years

      -     Kent B. Herrick -- 10.7 years

      These plans provide retirement benefits to a vested participant in the form of a life-time pension, the amount of which is equal to a percentage of the participant's average base salary over the 60 months immediately before his or her retirement date, multiplied by years of credited service (up to a maximum of 35 years), and reduced in the case of some benefits payable under the supplemental retirement plan by a percentage of Social Security benefits.

      The table below shows the estimated annual pension benefit (which is not subject to further deduction for Social Security benefits or other offset amounts) payable under the plans on a straight life annuity basis to executive officers retiring at age 65 in the earnings and years of service classifications specified, without considering any benefits which in some cases may be payable to a participant due to voluntary contributions made by the participant before 1985.

                           Estimated Annual Benefit at Age 65 for Years of Service Indicated
                           ------------------------------------------------------------------
Average Annual             15               20             25              30               35 or
Base Salary                                                                                Longer
------------------  ----------------  --------------  -------------  --------------    --------------
$ 90,000..........       $ 16,875        $ 22,500       $ 28,125        $ 33,750          $ 39,375
 100,000..........         18,750          25,000         31,250          37,500            43,750
 125,000..........         23,437          31,250         39,062          46,875            54,688
 150,000..........         28,125          37,500         46,875          56,250            66,482
 175,000..........         33,215          44,287         55,402          66,482            79,607
 200,000..........         38,840          51,787         64,777          77,732            92,732
 225,000..........         44,465          59,287         74,142          88,982           105,857
 250,000..........         50,090          66,787         83,577         100,232           118,982
 275,000..........         55,715          73,787         92,892         111,482           132,107
 300,000..........         61,340          81,878        102,267         122,732           145,232
 400,000..........         83,840         111,787        139,967         167,732           197,732
 450,000..........         95,090         126,787        158,577         190,232           233,982
 500,000..........        106,340         141,787        177,267         212,732           250,732
 550,000..........        117,590         156,787        196,017         235,232           276,482
 600,000..........        128,840         171,787        214,767         257,732           302,732

CHANGE IN CONTROL AGREEMENTS

      We have entered into change in control agreements with some of our executives, including all of the executive officers named in the Summary Compensation Table. All of the agreements are substantially identical. Among other things, each provides that if we terminate the executive's employment, except for cause, within six months before or one year after a "change in control" (as defined), or if the executive resigns within one year after a change in control following any of specified adverse changes in the terms of his employment, he will be entitled to benefits that include:

      - a cash payment equal to one year's salary plus the average of his last three years' bonus;

      - one year of medical insurance coverage and, if this coverage is taxable to the employee, a cash payment equal to the employee's corresponding federal income tax obligation;

      -     reimbursement for outplacement services up to $50,000; and

      - credit for one additional year of service under our defined benefit pension plan or, if the credit is not permitted under the terms of the plan, a cash payment in an amount actuarially equivalent to the credit.

      Each agreement also provides that the executive's outstanding phantom share awards under our Management Incentive Plan will become vested and payable following a change in control in accordance with the change in control terms of that plan notwithstanding the somewhat different definition of "change in control" in the change in control agreements.

      Each agreement has a three-year term and will renew automatically for successive three-year terms unless we give the executive notice of non-renewal at least one year before the scheduled expiration date.

AGREEMENTS WITH ALIXPARTNERS AND AP SERVICES

      We have a contract with AlixPartners, LLC under which it is providing financial and operational consulting services to improve the operating performance of our Engine and Power Train Group. We also have a contract with AP Services, LLC, an affiliate of AlixPartners, under which its personnel are providing interim management services for the group, including the services of James Bonsall, who serves as President of our Engine and Power Train Business Unit. For 2005, we paid AlixPartners and AP Services a total of approximately $7.8 million under those contracts, including approximately $543,500 for the services of Mr. Bonsall, and we will make substantial payments to them again this year.

                                   APPENDIX C
                   SHAREHOLDER RETURN PERFORMANCE PRESENTATION

      The graph which follows compares the performance over the last five years of our Class B shares (trading symbol TECUB) to the Standard & Poor's 500 Stock Index and to a composite industry group index made up of two Standard & Poor's indexes: Consumer Discretionary: Household Appliances (70%) and Industrials:
Industrial Machinery (30%). The graph assumes an investment of $100 in the Class B shares and in each index on December 31, 2000 and reinvestment of all cash dividends in shares of the same class.

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                 AMONG TECUMSEH PRODUCTS COMPANY, S&P 500 INDEX,
                        AND S&P COMPOSITE INDUSTRY INDEX

                                  [PERFORMANCE GRAPH]

                                 2000       2001       2002       2003       2004        2005
                               --------   --------   --------   --------   --------   ---------
Tecumseh Products Company       100.00     130.02     115.64     133.22     134.00       59.57

S&P 500 Index                   100.00      88.11      68.64      88.33      97.94      102.75

S&P Composite Industry Index    100.00     110.93     101.66     132.74     159.17      167.79

                                   APPENDIX D
                            AUDIT AND NON-AUDIT FEES

      The table below shows the fees billed to us by PricewaterhouseCoopers LLP, our principal accountants for the last two fiscal years. All of the services either were performed under engagements approved by our Audit Committee before we entered into them or were "grandfathered" so as not to require pre-approval under the applicable SEC rules on accountant independence. The fees included in the Audit category are fees billed for the fiscal years for the audit of our annual consolidated financial statements included in our annual report to shareholders on Form 10-K and review of our consolidated financial statements included in Forms 10-Q and related matters within that category. The fees included in each of the other categories are fees billed in the fiscal years.

                                                                               2004              2005
                                                                           ------------      ------------
Audit fees..............................................................     $3,666,000       $ 2,881,000
Audit-related fees......................................................         67,000            19,000
Tax fees................................................................        198,000           148,000
All other fees..........................................................          3,000             3,000
                                                                             ----------       -----------
    Total...............................................................     $3,934,000       $ 3,051,000

      Audit fees were for professional services rendered for the audits of our consolidated financial statements, quarterly reviews of the financial statements included in our quarterly reports on Form 10-Q, for auditing our internal controls, and assistance with and review of documents we filed with the SEC.

      Audit-related fees were for foreign pension and other regulatory services.

      Tax fees were for services related to U.S. customs law and foreign tax compliance and consulting services.

      All other fees were for software licensing fees for accounting research software.

      The Audit Committee's current policy requires pre-approval of all audit and non-audit services provided by the independent accountants before the engagement of the independent accountants to perform them. Audit, tax, and some types of audit-related and other services may be pre-approved generally, through approval of frameworks of services to be rendered. Services not covered by a general pre-approval require specific pre-approval. The committee may delegate authority to its chairman to pre-approve the engagement of independent accountants when the entire committee is unable to do so. The chairman must report all such pre-approvals to the entire committee at the next committee meeting.

                                   APPENDIX E
                             AUDIT COMMITTEE CHARTER
                            (Revised: June 25, 2005)

GENERAL:

      The audit committee (the "Committee") of the board of directors (the "Board") of Tecumseh Products Company (the "Company") shall consist of a minimum of three directors. Members of the Committee shall be appointed by the Board annually upon the recommendation of the Company's Corporate Governance and Executive Compensation committee and may be removed by the Board in its discretion. All members of the Committee shall be independent directors under the standards of the NASD, Inc., and shall also satisfy the NASD's independence requirement for members of the Committee. All members shall have sufficient financial experience and ability to be financially literate and to enable them to discharge their responsibilities and at least one member shall be an audit committee financial expert.

PURPOSE:

      The purpose of the Committee shall be to assist the Board in its oversight of:

      -     management's conduct of the Company's financial reporting process,

      -     the integrity of the financial statements of the Company;

      -     the Company's compliance with legal and regulatory requirements;

      -     the independence and qualifications of the independent auditor; and

      - the performance of the Company's internal audit function and independent auditors (by reviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements).

      In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

      The Committee shall meet not less than 4 times per year and shall make regular reports to the Board about Committee activities, issues, and related recommendations. The Chairman of the Committee may call special meetings of the Committee, as circumstances require. The Committee will invite members of management, auditors or others to attend meetings and provide pertinent information, as necessary. The Committee will hold private audit and executive sessions. Meeting agendas will be prepared and provided in advance to members along with appropriate briefing materials. The Committee will perform other activities related to this charter as requested by the Board. The Committee will keep minutes of its meetings. The minutes will be circulated among the members of the Committee and the Board.

KEY RESPONSIBILITIES:

      The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management (including the internal audit staff), as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

      The functions set forth below shall be the common recurring activities of the Committee in carrying out its oversight purpose. These functions are set forth as a guide with the understanding that the Committee may divert from this guide as appropriate given the circumstances. In conducting its activities, the Committee shall have the authority and responsibilities described herein:

      1. To discuss with management and the independent auditor the annual audited financial statements and quarterly financial statements, including matters required to be reviewed under applicable legal, regulatory or NASD requirements. In connection therewith:

      - The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the independent auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

      - As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with the Securities and Exchange Commission and the matters required to be discussed by SAS No. 61. This review will occur prior to the Company's filing of the Form 10-Q.

      - The Committee shall discuss with management and the independent auditors the quality and adequacy of the Company's internal controls.

      -     The Committee shall:

                  - Annually obtain from and review with the Company's independent auditor(s) a formal statement from the independent auditors delineating all relationships, financial interests, investments, arrangements or non-audit consulting services being performed which could impair or give the appearance of impairing the auditor's independence. In assessing auditor independence, the Committee will rely primarily on sound business judgment, and the guidelines established for auditor independence by the Securities and Exchange Commission's Rules as set forth in the Revisions of the Commission's Auditor Independence Requirement issued November 21, 2000 (which may be amended from time to time) and other generally accepted standards or pronouncements which may govern or define standards of auditor independence;

            - discuss with the independent auditors any such disclosed relationships and their impact on the outside auditor's independence; and

            - recommend that the Board take appropriate action in response to the independent auditor's report to satisfy itself of the auditor's independence.

      - The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the independent auditor to examine the Company's accounts, controls and financial statements.

2. To review at least annually the adequacy of this charter and recommend any proposed changes to the Board for approval.

3. To discuss with management and the independent auditor, as appropriate, earnings press releases and financial information and earnings guidance provided to analysts and to rating agencies.

4. To have the sole authority to approve all audit engagement fees and terms and the Committee, or a member of the Committee, to pre-approve any non-audit service provided to the Company by the Company's independent auditor.

5. To meet with the independent auditor prior to the audit to review the proposed audit scope and approach, including coordination of the audit effort with internal audit.

6. To discuss with management and the independent auditor, as appropriate, any audit problems or difficulties, including any serious difficulties or disputes with management encountered during the audit, and management's response.

7. Inquire of management and the independent auditors about significant risks or exposures facing the Company; assess the Company's risk assessment and risk management policies, including the Company's major financial risk exposure and steps taken by management to monitor and mitigate such exposure; and periodically review compliance with such steps.

8. To review the Company's financial reporting practices, including its critical accounting policies and practices, significant changes in such policies or practices or in their application, and the key accounting decisions affecting the Company's financial statements, including alternatives to, and the rationale for, the decisions made.

9. To review the significant reports to management prepared by the internal auditing department and management's responses.

10. To review with management the policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal audit staff or the independent auditor.

11. To review and approve the Company's internal corporate audit staff functions, including: (i) purpose, authority and organizational reporting lines; (ii) annual audit plan, budget and staffing; (iii) concurrence in the appointment, compensation and rotation of the corporate audit staff;
      (iv) review and concur in the appointment and replacement of the senior internal auditing executive; (v) ensure there are no unjustified restrictions, or limitations, on the internal audit function; and (vi) audit of the application of the Code of Ethics for Chief Executive Officer and senior financial officers.

12. To (i) review the process for communicating the Code of Ethics to Company personnel, and for monitoring compliance therewith, and (ii) grant waivers to the Code of Ethics, when appropriate.

13. To review, with the Chief Executive Officer and the Chief Financial Officer, or such others as the Committee deems appropriate, the Company's internal system of audit and financial controls and the results of internal audits.

14. To obtain and review at least annually a formal written report from the independent auditor delineating: the auditing firm's internal quality-control procedures; any material issues raised within the preceding five years by the auditing firm's internal quality-control reviews, by peer reviews of the firm, or by any governmental or other inquiry or investigation relating to any audit conducted by the firm. The Committee will also review steps taken by the auditing firm to address any findings in any of the foregoing reviews. Also, in order to assess auditor independence, the Committee will review at least annually all relationships between the independent auditor and the Company.

15. To inquire of the Chief Executive Officer and the Chief Financial Officer regarding the "quality of earnings" of the Company from a subjective as well as an objective standpoint.

16. To prepare and publish an annual Committee report in the Company's proxy statement.

17. To set policies for the hiring of employees or former employees of the Company's independent auditor.

18. To review and investigate any matters pertaining to the integrity of management, including conflicts of interest, or adherence to standards of business conduct as required in the policies of the Company. This should include regular reviews of the compliance processes in general, effectiveness of the system for monitoring compliance with laws and regulations, the findings of any examinations by regulatory agencies, and any auditor observations, the results of management's investigation and follow-up (including disciplinary action) of any instances of noncompliance, and the Company's risk management process in particular. In connection with these reviews, the Committee will meet, as deemed appropriate, with the General Counsel and other Company officers or employees.

19. To establish procedures for (i) the receipt, retention and treatment of complaints received by the Company, regarding accounting, internal accounting controls or auditing matters, and (ii) confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

OTHER DUTIES:

      The Committee shall meet separately at least quarterly with management, with the corporate audit staff and also with the Company's independent auditors.

      The Committee shall have authority to retain such outside counsel, experts and other advisors as the Committee may deem appropriate in its sole discretion. The Committee shall have sole authority to approve related fees and retention terms.

      The Committee shall report its recommendations to the Board after each Committee meeting and shall conduct and present to the Board an annual performance evaluation of the Committee.

PROXY

                 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
--------------------------------------------------------------------------------

                           TECUMSEH PRODUCTS COMPANY

       THE BOARD OF DIRECTORS SOLICITS THIS PROXY FOR THE ANNUAL MEETING
                   OF SHAREHOLDERS TO BE HELD APRIL 26, 2006

      By signing on the reverse, I (or, if more than one person signs, we) --

      - authorize either of Todd W. Herrick or James S. Nicholson to act as my (or our) proxy at the Annual Meeting of Shareholders of Tecumseh Products Company to be held on Wednesday, April 26, 2006 and at any adjournments of that meeting,

      - give each proxy full power to name another person to substitute for him as proxy,

      - authorize each proxy to vote any and all shares of Tecumseh Products Company Class B Common Stock, $1.00 par value, registered in my name (or our names) or which for any reason I (or we) may be entitled to vote, and

      - direct the proxies to vote as specified on the reverse side and to vote in their discretion on any other matters that may come before the meeting.

                CONTINUED AND TO BE VOTED AND SIGNED ON REVERSE

                                        2006 ANNUAL MEETING OF SHAREHOLDERS
                                        WEDNESDAY, APRIL 26, 2006
                                        Tecumseh Country Club
      [TECUMSEH LOGO]                   5200 Milwaukee Road
  TECUMSEH PRODUCTS COMPANY             Tecumseh, MI 49286

--------------------------------------------------------------------------------
                       INSTRUCTIONS FOR VOTING YOUR PROXY
This proxy covers all Class B Shares of Tecumseh Products Company held of record.

                    THERE ARE THREE WAYS TO VOTE YOUR PROXY
   TELEPHONE VOTING               INTERNET VOTING              VOTING BY MAIL

This method of voting is      Visit the Internet            Simply mark, sign
available for residents       voting Web site at            and date your proxy
of the U.S. and Canada.       http://proxy.georgeson.com.   card and return it
On a touch tone telephone,    Enter the COMPANY NUMBER      in the postage-paid
call TOLL FREE 1-800-786-     AND CONTROL NUMBER shown      envelope. If you are
5219, 24 hours a day, 7       below and follow the          voting by telephone
days a week. You will be      instructions on your screen.  or the Internet,
asked to enter ONLY the       You will incur only your      please do not mail
CONTROL NUMBER shown below.   usual Internet charges.        your proxy card.
Have this proxy card ready,   Available 24 hours a day,
then follow the prerecorded   7 days a week until 5:00
instructions. Your vote will p.m. Eastern Daylight Time be confirmed and cast as you on April 25, 2006.
directed. Available 24 hours
a day, 7 days a week until
5:00 p.m. Eastern Daylight
Time on April 25, 2006.

              COMPANY NUMBER                  CONTROL NUMBER

                 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
--------------------------------------------------------------------------------
      PLEASE MARK YOUR
[X]   VOTES AS IN
      THIS EXAMPLE.


1. To elect a                  FOR ALL 2. To ratify the      FOR AGAINST ABSTAIN
   Board of     FOR  WITHHOLD  EXCEPT     Audit Committee's  [ ]   [ ]     [ ]
   Directors    [ ]    [ ]       [ ]      selection of
   of the                                 PricewaterhouseCoopers
   Corporation                            LLC as the Company's
   to hold office                         independent accountants
   until the next                         for 2006.
   Annual Meeting
   of Shareholders                        If you sign and return this proxy,
   or until their                      the proxies will vote your shares as
   successors are                      specified above. IF YOU DO NOT SPECIFY
   elected and                         HOW TO VOTE, THE PROXIES WILL VOTE
   qualified.                          YOUR SHARES FOR THE ELECTION AS
                                       DIRECTORS OF ALL NOMINEES LISTED
   Todd W. Herrick, Peter M.           ABOVE, FOR PROPOSAL NO. 2, AND IN
   Banks, Jon E. Barfield,             THEIR DISCRETION ON ANY OTHER MATTERS
   David M. Risley, Albert A. Koch     THAT MAY COME BEFORE THE MEETING.

   INSTRUCTIONS: To withhold authority          WE APPRECIATE YOUR PROMPT ACTION
   to vote for any individual nominee,      IN SIGNING AND RETURNING THIS PROXY.
   check the "For All Except" box and
   write that nominee's name in the
   space provided below.
______________________________________

                                                  ______________________________
                                                  Signature

                                                  ______________________________
                                                  Signature

                                                  DATED:_________________ , 2006

                                                  NOTE: Please sign exactly
                                                  as your name(s) appear
                                                  above. Joint owners should
                                                  each sign. When signing as
                                                  attorney, executor,
                                                  administrator, trustee, or
                                                  guardian, please give your
                                                  full title.

   PLEASE PROMPTLY COMPLETE, DATE, SIGN, AND RETURN THIS PROXY CARD USING THE
                               ENCLOSED ENVELOPE.
     If you have any questions or need assistance, please contact Georgeson Shareholder Communications Inc., our Proxy Solicitor at 1-800-223-2064.